UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

REVOLVE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38927	46-1640160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12889 Moore Street Cerritos, California		90703
(Address of Principal Executive Offices)		(Zip Code)

(562) 677-9480

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, par value $0.001 per share	RVLV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2020, the board of directors (the “Board”) of Revolve Group, Inc. (the “Company”) appointed Melanie Cox to serve as a member of the Board, effective immediately. The Board also appointed Ms. Cox to serve as a member of the Audit Committee and the Compensation Committee.

Ms. Cox has served as the chief executive officer of Backcountry.com LLC since June 2020 and has also served on its board of directors since March 2020. From April 2017 until June 2020, and from April 2009 until April 2015, Ms. Cox served as founder and chief executive officer of MBC Consulting, where she advised private equity firms on retail strategy and diligence and also held interim chief executive officer roles at rue21 and American Laser Skincare. From April 2015 through March 2017, Ms. Cox served as managing director at Versa Capital Management, a private equity firm, where she also served as chief executive officer on its behalf at Wet Seal. Each of rue21 and Wet Seal filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in May 2017 and February 2017, respectively. Prior to Versa Capital Management, Ms. Cox held executive-level positions at various companies and private equity firms, including Scoop NYC, Gymboree, Urban Outfitters, Contempo Casuals, Wet Seal, Prentice Capital and Cerberus Capital Management. Ms. Cox completed coursework in American studies at the University of Texas at Austin. The Board believes that Ms. Cox’s experience as a retail president and chief executive officer of multiple public and private companies as well as her experience in private equity qualifies her to serve on the Board.

Ms. Cox will be entitled to receive cash and equity compensation under the Company’s outside director compensation policy, which is described in the section of the definitive proxy statement on Schedule 14A captioned  “Board of Directors and Corporate Governance—Outside Director Compensation Policy,” filed with the SEC on April 28, 2020. Consistent with the Board’s other independent directors, Ms. Cox has agreed to forgo cash compensation under the Company’s outside director compensation policy until further notice to further support the Company during the COVID-19 pandemic.

There are currently no agreements, arrangements or understandings between Ms. Cox and any other person pursuant to which Ms. Cox was appointed to serve as a member of the Board. There are currently no transactions in which Ms. Cox has an interest requiring disclosure under Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.

In addition, on July 28, 2020, Jennifer Baxter Moser submitted her resignation from the Board and the Audit Committee effective upon Ms. Cox’s appointment to the Board. In submitting her resignation, Ms. Moser did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

On July 29, 2020, the Company issued a press release announcing the appointment of Ms. Cox to the Board, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated July 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVOLVE GROUP, INC.

Date: July 29, 2020	By:	/s/ JESSE TIMMERMANS
Jesse Timmermans
Chief Financial Officer

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